United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

August 5, 2015

Date of Report

[Date of Earliest Event Reported]

NORTHSIGHT CAPITAL, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-53661	26-2727362
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

7740 East Evans Rd.

Scottsdale, AZ 85260

(Address of Principal Executive Offices)

(480) 385-3893

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Effective August 5, 2015, the Registrant’s Board of Directors appointed John P. Venners, a director of the Registrant, to the office of Executive Vice President, Operations, to serve in such capacity at the pleasure of the Board of Directors. Mr. Venners will be paid an annual salary of $180,000.

Mr. Venners has, since August 18, 2014, served as a member of the board of directors of the Registrant. He also served as our interim president from May 31, 2011 through March 24, 2014.

Since September, 2010, Mr. Venners has been President, CEO, and a director of Kuboo, Inc., an Arizona based company focused on developing an internet portal that provides a safe environment for children to use and learn about the internet. Kuboo, Inc. is a significant shareholder and affiliate of the Registrant. In addition, John Bluher, our President and one of our directors is also a director of Kuboo, Inc.

Mr. Venners has, since May and February, 2011, also served as Treasurer and director (respectively) of NCAP Security Systems, Inc., a subsidiary of Kuboo which was developing a corporate security business.

Since January, 2008, Mr. Venners has served as President of BioEcoTek – Hawaii, a company engaged in the waste-to-energy business. In June, 2009, Mr. Venners founded and has since been President of Harbor Energy Capital, a renewable energy consulting business. Prior to January, 2008 and since 1976, Mr. Venners was President of Venners and Company, Ltd., a Washington D.C based energy consulting firm.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSIGHT CAPITAL, INC.

Date:	August 5, 2015	By:	/s/ John P. Venners
John P. Venners, EVP, Operations

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